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EXHIBIT 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-147105 of Marshall & Ilsley Corporation on Form S-8 of our report dated June 22, 2010, appearing in this Annual Report on Form 11-K of M&I Retirement Program for the year ended December 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
June 22, 2010